                       SECURITIES AND EXCHANGE COMMISSION

                                Washington D.C.



                                   FORM 8-K/A

                               (AMENDMENT NO. 1)

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported )  July 24, 1995
                                                        -------------

                              VALLEN CORPORATION
                       ---------------------------------
             (Exact name of registrant as specified in its charter)


        Texas                      0-10796                    74-1366847
----------------------         ----------------         ----------------------
  (State or other              (Commission File             (IRS Employer
  jurisdiction of                   Number)             Identification Number)
   incorporation)



                 13333 Northwest Freeway, Houston, Texas  77040
                 ----------------------------------------------
                    (Address of principal executive office)



       Registrant's telephone number, including area code  (713) 462-8700
                                                           --------------

Item 7.   Financial Statements, Pro Forma Financial Information and exhibits

     (a) Financial statements of business acquired. Attached hereto as Schedule A are the audited Financial Statements of Safety Centers, Inc. for the fiscal years ending July 31, 1994 and July 31, 1993; Statements of Cash Flows for the fiscal years ended July 31, 1994 and July 31, 1993; the related Notes to Financial Statements; and the Independent Auditor's Report of Miller, Cooper and Co., Ltd. concerning the above referenced Financial Statements, Balance Sheets, Statements of Cash Flows and Notes.

     (b) Pro forma financial information. For Vallen Corporation and Subsidiaries, attached hereto as Schedule B are the Unaudited Pro Forma Consolidated Condensed Financial Information for the year ended May 31, 1995 and the related Notes to the Unaudited Pro Forma Consolidated Condensed Financial Information for such periods.

     (c)  Exhibits:

          (2.1) Asset Sale and Purchase Agreement dated as of June 16, 1995 among Vallen Corporation, Safety Centers, Inc., Neil Sheppard and Roslyn Sheppard. *

          (2.2) First Amendment dated as of July 21, 1995 among Vallen Corporation, Safety Centers, Inc., Neil Sheppard and Roslyn Sheppard.*

          (2.3) Consulting Agreement dated as of July 24, 1995 between Vallen Corporation and Safety Centers, Inc.*

          (23)   Consent of Miller, Cooper and Co., Ltd. **

               -----------
               *    Previously filed.
               **   Filed herewith


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                    VALLEN CORPORATION

Date:  September 13, 1995                    By:   /s/ James W. Thompson
                                                ---------------------------
                                                James W. Thompson, President

                                                     SCHEDULE A

                                                     FINANCIAL STATEMENTS OF SCI



                              SAFETY CENTERS, INC.

                          SOUTH HOLLAND, ILLINOIS, USA



                               ANNUAL REPORT 1994


CONTENTS

ANNUAL ACCOUNTS

Financial statements 1994

     Balance Sheet                         1

     Profit and loss account               2

     Statement of cash flows               3

     Notes to the financial statements     4

     Auditors' report                     16

                                 BALANCE SHEETS

                                     ASSETS
                                     ------

                                                   JULY 31,
                                          --------------------------
                                              1994          1993
                                          ------------  ------------
CURRENT ASSETS
  Cash and cash equivalents                $   964,211   $   174,967
  Notes receivable - current portion            31,504        64,104
  Accounts receivable, net of allowance
   for doubtful accounts of $90,000 in
   1994 and $18,000 in 1993                  4,219,863     3,021,579
  Inventories                                6,161,011     5,312,197
  Advances to stockholder                      329,517       218,878
  Due from employees and others                 97,604        22,292
  Refundable income taxes                       93,322       159,320
  Marketable equity securities                  10,114         9,114
  Prepaid expenses                              17,205        27,211
                                           -----------   -----------
      Total current assets                 $11,924,351   $ 9,009,662
                                           -----------   -----------

PROPERTY AND EQUIPMENT
  Computer equipment                       $   694,281   $   679,596
  Computer equipment under capital lease       235,745       204,072
  Transportation equipment                     230,002       401,208
  Office furniture and equipment               690,613       612,518
  Warehouse equipment                          300,094       293,156
  Leasehold improvements                       737,428       725,118
                                           -----------   -----------
                                             2,888,163     2,915,668
  Less accumulated depreciation and
     amortization                            2,167,144     1,999,518
                                           -----------   -----------
                                           $   721,019   $   916,150
                                           -----------   -----------

OTHER ASSETS
  Deposits                                 $    70,771   $    65,529
  Notes receivable, less current portion             -        33,769
                                           -----------   -----------
                                                70,771   $    99,298
                                           -----------   -----------
                                           $12,716,141   $10,025,110
                                           ===========   ===========

       The accompanying notes are an integral part of these statements.

                     LIABILITIES AND STOCKHOLDERS' EQUITY

                                                   July 31,
                                          --------------------------
                                              1994          1993
                                          ------------  ------------
CURRENT LIABILITIES
  Note payable - bank                      $ 5,000,000   $ 4,250,000
  Current maturities of long-term
   obligations                                 105,864        88,728
  Accounts payable                           3,462,354     1,809,954
  Accrued expenses
     Salaries and commissions                  205,781       150,886
     Property tax                               77,405        67,880
     Sales tax                                 106,874        44,958
     Interest                                    9,530         6,035
     Income tax payable                              -         8,712
  Excess of fair value over cost of
   assets acquired, net of accumulated
   amortization of $206,400                    103,600             -
                                           -----------   -----------
     Total current liabilities               9,071,408     6,427,153
                                           -----------   -----------
LONG-TERM OBLIGATIONS, less
  current maturities                         1,034,320        72,913
                                           -----------   -----------

STOCKHOLDERS' EQUITY
  Preferred stock - no par value;
   authorized 100,000 shares, issued and
   outstanding 10,000 shares                     4,000         4,000
  Common stock - no par value;
   authorized 10,000,000 shares, issued
   and outstanding 1,000,000 shares              6,000         6,000

  Retained earnings                          2,600,413     3,515,044
                                           -----------   -----------

                                             2,610,413     3,525,044
                                           -----------   -----------
                                           $12,716,141   $10,025,110
                                           ===========   ===========

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS


                                           1994                        1993
                                --------------------------  --------------------------
                                               Percent to                  Percent to
                                   Amount       Net Sales      Amount       Net Sales
                                -------------  -----------  -------------  -----------
Net Sales                        $23,947,275       100.00%   $18,452,915       100.00
Cost of Sales                     18,639,998        77.84     13,787,468        74.72
                                 -----------      -------    -----------       ------

  Gross Profit                     5,307,277        22.16      4,665,447        25.28
                                 -----------      -------    -----------       ------
Operating expenses
  Selling                          3,540,860        14.79      2,647,890        14.35
  General & administrative         2,686,280        11.21      2,332,446        12.64
                                 -----------      -------    -----------       ------
                                   6,227,149        26.00      4,980,336        26.99
                                 -----------      -------    -----------       ------
Operating loss                      (919,872)       (3.84)      (314,889)       (1.71)
                                 -----------      -------    -----------       ------
Other income (expense)
  Interest income                      7,933         0.03         16,239         0.09
  Interest expense                  (368,642)       (1.54)      (286,685)       (1.55)
  Special contract income            170,026         0.71        188,785         1.02
  Gain (loss) on disposal of
     fixed assets                    (13,822)       (0.06)        10,689         0.06
  Other                                3,346         0.01         28,307         0.15
  Amortization of excess
     of fair value over
     cost of assets
     acquired                        206,400         0.86              -            -
                                 -----------      -------    -----------       ------
                                       5,241         0.01        (42,665)       (0.23)
                                 -----------      -------    -----------       ------
Loss before income taxes
  and effect of change in
  accounting principle              (914,631)       (3.83)      (357,554)       (1.94)
Income tax benefit - current               -            -         26,195         0.14
                                 -----------      -------    -----------       ------
Loss before effect of change
  in accounting principle           (914,631)       (3.83)      (331,359)       (1.80)
Cumulative effect on prior
  years of change in
  accounting principle                     -            -        (57,000)       (0.31)
                                 -----------      -------    -----------       ------
NET LOSS                            (914,631)       (3.83)      (388,359)       (2.11)
Retained earnings,
  beginning of year                3,515,044        14.68      3,903,403        21.15
                                 -----------      -------    -----------       ------
Retained earnings,
  end of year                    $ 2,600,413        10.85%   $ 3,515,044        19.04%
                                 ===========      =======    ===========       ======

The accompanying notes are an integral part of these statements.

                            STATEMENTS OF CASH FLOWS


                                                   JULY 31,
                                          --------------------------
                                              1994          1993
                                          ------------  ------------
Cash flows from operating activities
 Net loss                                 $  (914,631)    $(388,359)
                                          -----------     ---------
   Adjustments to reconcile net loss to
     net cash used in operating
      activities
       Bad debts                               72,000             -
       Depreciation and amortization          314,237       264,640
       Amortization of excess of fair
         value over cost of assets
          acquired                           (206,400)            -
       Deferred income taxes                        -        57,000
       Gain on disposal of property
         and equipment                        (13,822)      (10,689)
       Marketable equity securities
         received as settlement                     -        (9,114)
       (Increase) decrease in assets
         Accounts receivable, net          (1,270,284)     (438,035)
         Inventories                         (848,814)       91,183
         Prepaid expenses                      10,006       (27,211)
         Refundable income taxes               65,998       115,055
         Deposits                              (5,242)       (1,502)
       Increase (decrease) in
        liabilities
         Accounts payable                   1,652,400       187,186
         Accrued expenses                     129,831        13,878
         Income tax payable                    (8,712)        8,712
         Excess of fair value over cost
          of assets acquired                  310,000             -
                                          -----------     ---------
                                              201,198       251,103
                                          -----------     ---------
     Net cash used in operating
      activities                          $  (713,433)    $(137,256)
                                          -----------     ---------
Cash flows from investing activities
 Advances to officer                         (110,639)      (25,000)
 Repayment from officer                             -         8,732
 Purchase of property and equipment          (121,316)     (340,560)
 Proceeds from sale of property and
   equipment                                   47,705        15,350
 Purchase of investments                       (1,000)            -
 Advances from employees and others           (75,312)        8,503
 Principal payments received on notes
   receivable                                  66,369        70,370
                                          -----------     ---------
     Net cash used in investing
      activities                          $  (194,193)    $(262,605)
                                          -----------     ---------


The accompanying notes are an integral part of these statements.


                                                  JULY 31,
                                          ------------------------
                                             1994         1993
                                          -----------  -----------
Cash flows from financing activities
 Proceeds from long-term debt and note
   payable - bank                            750,000      300,000
 Proceeds from notes payable -
  shareholder                                900,000            -
 Refinance of capital lease                  285,928            -
 Principal payments on long-term debt       (239,058)     (79,922)
                                          ----------    ---------

   Net cash provided by financing
    activities                             1,696,870      220,078
                                          ----------    ---------
 NET INCREASE (DECREASE) IN CASH             789,244     (179,783)

Cash and cash equivalents at beginning
 of year                                     174,967      354,750
                                          ----------    ---------
Cash and cash equivalents at end of year  $  964,211    $ 174,967
                                          ==========    =========

Supplementary disclosures of cash flow
 information:

Cash paid during the year for:
 Interest                                 $  365,147    $ 284,950
 Income taxes                                  8,712       15,840

Noncash operating and investing
 activities

 Inventory with a cost of $99,445 was
   transferred to an officer during the
   year ended July 31, 1994.

 Computer equipment of $31,673 and
  $138,435 was acquired under capital
  leases during the years ended
  July 31, 1994 and 1993,
  respectively.


The accompanying notes are an integral part of these statements.

                         NOTES TO FINANCIAL STATEMENTS
                             JULY 31, 1994 AND 1993

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNT POLICIES

1.   Nature of Business

     The Company sells safety equipment and convenience items to industrial corporate customers (80% of business) from stores located at the customers' plants, and to numerous wholesale customers (20% of business) directly out of the Company's South Holland, Illinois warehouse. Customers are concentrated in the midwest and are primarily in the automotive, steel and heavy machinery industries.

2.   Cash Equivalents

     For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

3.   Inventory

     Inventory is valued at the lower of cost (computed on the first-in, first-out method) or market. Inventory is marked down to market in the period in which it is determined that cost exceeds market. The Company maintains significant quantities of certain items in excess of amounts expected to be sold during the current period to allow flexibility in meeting customer requirements. The Company classifies all inventory as a current asset due to a policy of evaluating such items for return or exchange based on management's decisions as to appropriate stocks to be maintained in meeting customer needs.

4.   Property and Equipment

     Property and equipment are recorded at cost. Depreciation and amortization are provided on the straight-line and accelerated methods over the estimated useful lives of the respective assets as follows:


                                            Years
                                            ------
          Computer equipment                5  - 7
          Transportation equipment          5
          Office furniture and equipment    5  - 10
          Warehouse equipment               5  - 7
          Leasehold improvements            31 - 39

     Maintenance and repairs are charged to expense as incurred; major renewals and betterments are capitalized.

                         NOTES TO FINANCIAL STATEMENTS
                             JULY 31, 1994 AND 1993

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNT POLICIES (Continued)

5.   Income Taxes

     Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes.
     The differences relate primarily to the expensing of certain costs for financial reporting purposes while capitalizing them as part of inventory for income tax reporting purposes. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

NOTE B - EXCESS OF FAIR VALUE OF ASSETS ACQUIRED OVER COST

On August 18, 1993, the Company purchased certain assets for $70,000 from Franklin Bank, N.A., at a public bulk sale. The assets include inventory, trade names and customer lists of Motown Glove and Safety, Inc. The Company is operating Motown as a division of the Company.

The fair market value of the assets purchased (primarily inventory) approximated $380,000. The Company amortizes the excess of the fair market value above cost based on usage. The unamortized balance is presented as a current liability and the amount amortized is shown as other income as follows:

     Excess of fair market value assets acquired
      over cost August 18, 1993                     $310,000

     Current year amortization based on              206,400
      usage                                         --------

     Unamortized liability at July 31,              $103,600
      1994                                          ========

NOTE C - NOTES RECEIVABLE

Notes receivable, which are all uncollateralized, at July 31, 1994 and 1993 consist of the following:


                                                JULY 31,
                                           ------------------
                                             1994      1993
                                           --------  --------
Purchaser of Louisiana and Texas Assets -
 Payable in 60 equal monthly installments
 beginning on February 1, 1990; principal
 plus interest at prime (7 1/4% at
 July 31, 1994) plus 1%                     $15,718   $ 58,542

Purchaser of Ohio Assets - Payable in
 60 equal monthly installments beginning
 on February 1, 1990; principal plus
 interest at prime (7 1/4% at July 31,
 1994) plus 1%.                              15,786     39,331
                                            -------   --------
                                             31,504     97,873
 Less current portion                        31,504     64,104
                                            -------   --------
                                            $     -   $ 33,769
                                            =======   ========

                         NOTES TO FINANCIAL STATEMENTS
                             JULY 31, 1994 AND 1993

NOTE D - NOTE PAYABLE - BANK

Note payable - bank at July 31, 1994 and 1993 consists of the following:

                                                    JULY 31,
                                            ------------------------
                                               1994         1993
                                            -----------  -----------
$6,000,000 line of credit with a bank,
 due on demand, collateralized by
 substantially all of the Company's
 assets. The line of credit is comprised
 of two loans, one with borrowing limits
 restricted by a percentage of the quali-
 fying accounts receivable and the other
 restricted by a percentage of
 inventories. Interest on the accounts
 receivable loan is at prime (7 1/4% at
 July 31, 1994) plus .25%, interest on the
 inventory loan is at prime plus .75%.
 This line of credit is guaranteed by the
 Company's majority stockholder, up to
 $1,000,000.                                $5,000,000   $4,250,000



NOTE E - LONG TERM DEBT

Long-term debt at July 31, 1994 and 1993 consists of the following:


                                                  JULY 31,
                                           -----------------------
                                              1994         1993
                                           ----------   ----------
Note payable to stockholder, with
 interest at prime (7.25% at July 31,
 1994) payable quarterly, and principal
 due January, 1999, unsecured.             $  900,000   $        -

Obligation under capital lease for
 computer hardware and software to
 affiliated entity, payable in monthly
 installments of $8,822 interest at
 prime plus 1% (7.25% at July 31, 1994,
 through September, 1996.                     240,184            -

Obligation under capital lease for
 computer hardware and software,
 payable in monthly installments of
 $8,460 including interest at 9.54% for
 the hardware capital lease and at
 10.65% for the software capital lease,
 through April, 1995.  Remaining
 balance was prepaid in October, 1993.              -      161,641
                                           ----------   ----------

                                            1,140,184      161,641
 Less current portion                         105,864       88,728
                                           ----------   ----------
                                           $1,034,320   $   72,913
                                           ==========   ==========

                         NOTES TO FINANCIAL STATEMENTS
                             JULY 31, 1994 AND 1993


NOTE E - LONG TERM DEBT (Continued)

The maturities on long-term debt for the year subsequent to July 31, 1994 are as follows:


1995                $  105,864
1996                   105,864
1997                    28,456
1998                         -
1999                   900,000
                    ----------

                    $1,140,184
                    ==========

NOTE F - EMPLOYEE BENEFIT PLANS

The Company contributes 3% of eligible employees' salaries, up to Internal Revenue Service limits. For the years ended July 31, 1994 and 1993, contributions to the plan charged to operations were $66,206 and $59,011, respectively.

NOTE G - LEASE COMMITMENTS

The Company leases autos and equipment under operating leases that expire at various dates through 1998. Rental expense under the lease was $94,382 and $47,390 for the years ended July 31, 1994 and 1993 respectively. The Company also leases computer equipment under a capital lease from an entity affiliated through common ownership, described in Note D. The assets and liabilities under capital leases are recorded at the present value of the minimum lease payments. Amortization of assets under capital leases is included in depreciation expense. The cost of assets under capital leases was $567,127 and $535,454 at July 31, 1994 and 1993 respectively; accumulated depreciation was $343,923 and $428,261 at July 31, 1994 and 1993, respectively.

Minimum annual rentals for the five years subsequent to July 31, 1994 are:


                                          CAPITAL LEASE  OPERATING LEASE
                                          -------------  ---------------
          1995                                 $105,864         $ 86,297
          1996                                  105,864           66,501
          1997                                   28,456           23,658
          1998                                        -            5,035
                                               --------         --------

          Total minimum lease payments         $240,184         $181,491
                                               ========         ========

Under the capital lease, additional amounts representing interest at 1% above prime (7.25% at July 31, 1994) on the remaining lease balance are due monthly.

                         NOTES TO FINANCIAL STATEMENTS
                             JULY 31, 1994 AND 1993


NOTE H - RELATED PARTY TRANSACTIONS

1.   Advances to Stockholder

     Stockholder advances amounted to $329,517 and $218,878 at July 31, 1994 and 1993, respectively. The advances are non-interest bearing and due on demand.

2.   Obligations to Related Parties

     As described in Note E, the Company is obligated to the stockholder and related entity under a note payable and capital lease.

3.   Facility Lease with Stockholder

     The Company leases its corporate office and warehouse facilities from the majority stockholder on a month-to-month basis. The Company is responsible for real estate taxes, maintenance and insurance. Rentals paid to the stockholder totaled $120,000 for the years ended July 31, 1994 and 1993, respectively.

4.   Purchase of Minority Stock

     The majority stockholder as of the beginning of the current fiscal year purchased all outstanding minority common stock during 1994.

5.   Purchases of Affiliated Entity

     During 1994, the Company purchased $449,210 in inventory from an affiliate. The amount due the affiliate at July 31, 1994 was $231,001.

6.   Management Fee Income from Affiliates

     In compensation for administrative services provided, the Company charged $73,884 to affiliates as management fees.

NOTE I - PREFERRED STOCK

The preferred stockholders have a preference on liquidation of $4,500,000. The stock has no stated dividend rate and is non-cumulative.

                         NOTES TO FINANCIAL STATEMENTS
                             JULY 31, 1994 AND 1993


NOTE J - INCOME TAXES

Effective August 1, 1992, the Company adopted Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. The cumulative effect of the change in accounting principle is included in the statement of operations for 1993. The Company's deferred tax asset and valuation allowance at July 31, are as follows:

                                 JULY 31,
                            -------------------
                              1994       1993
                            ---------  --------

Deferred tax asset           $453,000   $57,000
Less valuation allowance      453,000    57,000
                             --------   -------
Net deferred tax asset       $      -   $     -
                            ---------  --------

The Company has a net operating loss carry forward of $750,000 which can be used to reduce taxable income in future years. The carry forward expires in 2009.

NOTE K - SIGNIFICANT BUSINESS RELATIONSHIPS

Sales for the year ended July 31, 1994 and 1993 for the major customers of the Company are as follows:

                            JULY 31,
                   --------------------------
                       1994          1993
                   ------------  ------------

USX Corporation     $ 4,550,000    $4,100,000
General Motors        6,200,000     3,400,000
Caterpillar           1,930,000     1,900,000
                    -----------    ----------
                    $12,680,000    $9,400,000
                    ===========    ==========

Accounts receivable related to the customers above amounted to $2,510,397 and $1,130,946 at July 31, 1994 and 1993, respectively.

NOTE L - CONCENTRATION OF CREDIT RISK - CASH

The Company maintains cash balances at several financial institutions located throughout the Midwest. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. At July 31, 1994, the Company's uninsured cash balances total $827,499.

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors
Safety Centers, Inc.
South Holland, Illinois

We have audited the balance sheets of Safety Centers, Inc. as of July 31, 1994 and 1993, and the related statements of operations and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Safety Centers, Inc., as of July 31, 1994 and 1993, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

MILLER, COOPER AND CO., LTD.



___________________________________
Certified Public Accountants

Northbrook, Illinois
December 30, 1994

                                                  SCHEDULE B

                                                  PRO FORMA FINANCIAL STATEMENTS



                               VALLEN CORPORATION

                     INTRODUCTION TO PRO FORMA CONSOLIDATED
                        CONDENSED FINANCIAL INFORMATION
                                  (unaudited)


The following pro forma consolidated condensed statements of financial position and operations of Vallen Corporation (the "COMPANY") AS OF AND FOR THE YEAR ENDED MAY 31, 1995, AND SAFETY CENTERS, INC. ("SCI") FOR THE PERIOD ENDED JULY 24, 1995, PRESENT THE RESULTS OF OPERATIONS ASSUMING THE PURCHASE OF SCI, HAD CONSUMMATED AS OF THE BEGINNING OF THE PERIODS INDICATED. THE STATEMENTS INCLUDE ALL MATERIAL ADJUSTMENTS NECESSARY TO PRESENT THE HISTORICAL RESULTS TO REFLECT THESE ASSUMPTIONS.

The pro forma information does not purport to be indicative of the results of operations which would have actually occurred if the acquisition had been made on the dates indicated or which may be expected to occur in the future by reason of such acquisitions.

The pro forma financial information should be read in conjunction with the Form 8-K Current Report dated July 24, 1995, and the Company's historical consolidated financial statements and notes thereto contained in the 1995 Annual Report on Form 10-K.

                               VALLEN CORPORATION

                   PRO FORMA CONSOLIDATED CONDENSED STATEMENT
                             OF FINANCIAL POSITION
                             (Thousands of Dollars)

                                        VALLEN          SAFETY
                                      CORPORATION   CENTERS, INC.
                                         AS OF          AS OF           PRO FORMA            PRO FORMA
                                     MAY 31, 1995   JULY 24, 1995      ADJUSTMENTS          CONSOLIDATED
                                     (As Reported)   (Unaudited)       (Unaudited)           (Unaudited)
                                     -------------  --------------  -----------------       ------------
CURRENT ASSETS:
  Cash and investments                    $10,261         $   (83)        $(1,112)(e)(f)      $ 9,066
  Accounts receivable, net of
     provision                             26,039           4,498            (440)(e)          30,098
INVENTORY:
  Raw materials                             1,241               0               0               1,241
  Work in process                             792               0               0                 792
  Finished goods                           21,993           5,685            (353)(e)          27,324
                                          -------         -------   -------------             -------
  Total inventory                          24,026           5,685            (353)             29,358
Prepaid expenses                            2,977              26               0               3,003
                                          -------         -------         -------             -------
Total current assets                       63,303          10,126          (1,905)             71,524

Property, plant and equipment              40,501           2,895             104(e)           43,500
Accumulated depreciation                   19,558           2,411               0              21,969
                                          -------         -------         -------             -------
Net property, plant and equipment          20,943             484             104              21,530

Intangible assets                           1,235               0              64 (f)           1,298
Other assets                                2,103              71             (50)(e)           2,124
Investment in Mexico                        3,070               0               0               3,070
                                          -------         -------         -------             -------
Total assets                              $90,654         $10,680         $(1,788)            $99,546
                                          =======         =======         =======             =======

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
  Current portion lt debt                 $   161         $ 5,132         $     0             $ 5,293
  Accounts payable                          8,587           2,521             (45)(e)          11,063
  Accrued incentive bonuses                   697              12               0                 709
  Accrued profit sharing                      401              30             (30)(e)             401
  Other accrued expenses                    1,556             204             654 (e)(g)        2,415
  Income taxes payable                        180             (28)             28 (e)             180
                                          -------         -------         -------             -------
Total current liabilities                  11,582           7,871             607              20,060

Long-term debt                              5,194             679            (679)(e)           5,194
Deferred income taxes                       1,196               0               0               1,196
                                          -------         -------         -------             -------
Total liabilities                          17,972           8,550             (72)             26,450

STOCKHOLDERS' EQUITY:
  Preferred stock                               0               4              (4)(e)               0
  Common stock                              4,858               6               5 (e)(f)        4,869
  Additional paid in capital                3,955               0             379 (f)           4,334
  Translation loss-Mexico                    (417)              0               0                (417)
  Retained earnings                        67,027           2,120          (2,120)(e)          67,027
  Treasury stock                           (2,741)              0              24 (f)          (2,718)
                                          -------         -------         -------             -------
Total stock equity                         72,682           2,130          (1,715)             73,096
                                          -------         -------         -------             -------
Total liability and stock equity          $90,654         $10,680         $ 1,788             $99,546
                                          =======         =======         =======             =======

                               VALLEN CORPORATION

            PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

              (Thousands of Dollars Except for Per Share Amounts)

                                   VALLEN           SAFETY
                                 CORPORATION    CENTERS, INC.
                                 YEAR ENDED      PERIOD ENDED      PRO FORMA        PRO FORMA
                                MAY 31, 1995    JULY 24, 1995     ADJUSTMENTS      CONSOLIDATED
                                (As Reported)    (Unaudited)      (Unaudited)       (Unaudited)
                                -------------   --------------    ------------     ------------

Net sales                           $203,284         $26,668                          $229,952

Cost of sales                        150,112          21,226                           171,239
                                    --------         -------         -----            --------

Gross profit                          53,173           5,542             -              58,714

Selling, general and
   administrative expenses            42,123           5,551                            47,674
                                    --------         -------         -----            --------

Operating income (loss)               11,050            (109)            -              11,039

Other income (expense), net              200            (372)          (54)(a)            (324)
                                                                       (13)(b)
                                                                        37 (c)
                                    --------         -------         -----            --------

Earnings before income taxes          11,250            (481)          (30)             10,715

Income taxes                           4,108               -          (187)(d)           3,921
                                    --------         -------         -----            --------

Net earnings                        $  7,142         $  (481)        $ 156            $  6,793

Primary earnings per share             $1.00               -             -               $0.95

Weighted average number of
  common shares outstanding            7,108               -            22               7,126


See the accompanying notes to the pro forma financial information.

                               VALLEN CORPORATION

                        NOTES TO PRO FORMA CONSOLIDATED
                        CONDENSED FINANCIAL INFORMATION
                                  (Unaudited)


The pro forma consolidated condensed statements of financial position and operations as of and for the year ended May 31, 1995, is derived from the Company's historical consolidated statements of financial position and operations included in the 1995 Annual Report on Form 10-K and Safety Centers, Inc.'s unaudited statements of financial position and operations for the period August 1, 1994 through July 24, 1995.

The pro forma financial information should be read in conjunction with the 8-K Current Report dated July 24, 1995 and the Company's historical consolidated financial statements and notes thereto contained in the 1995 Annual Report on Form 10-K.

The pro forma information does not purport to be indicative of the results of operations which would have occurred had the acquisition been consummated on the dates indicated, or which may be expected to occur in the future by reason of such acquisition.

(a) Pro forma reduction of interest income recognized by the Company, resulting from available cash being used to finance the acquisition of SCI, instead of earning interest income on short-term investments.

(b) Pro forma adjustment to reflect the amortization expense associated with the non-compete agreement acquired.

(c) Pro forma adjustment reduction of interest expense resulting from a lower interest rate available on the $5 million note payable assumed by the Company.

(d) Pro forma income tax expense (credit) is recorded at the effective rate incurred by the Company, which was 36.5% for the period.

(e) Pro forma adjustments to reflect only assets and liabilities that were purchased as stated in Form 8-K Current Report dated July 24, 1995.

(f) Pro forma adjustment to reflect cash paid and stock distributed at the time of acquisition.

(g) Pro forma adjustment to reflect the accounts receivable "holdback" amount which may be due to the seller at the intermediate or final post-closing (180 days from Closing Date of July 24, 1995).